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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 20, 2000 relating to the financial statements and financial statement schedule of CDW Computer Centers, Inc., which appear in CDW Computer Centers, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

PricewaterhouseCoopers LLP

Chicago, Illinois
October 17, 2000